EXHIBIT 10.56

AMENDMENT TO

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

      This amendment to the Executive Employment and Severance Agreement (the “Agreement”) that was made effective as of December 5, 2002, by and between Invitrogen Corporation (“Company”) and James R. Glynn (“Executive”) is entered into by such parties as of June 27, 2003. All capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.

RECITALS

      A. Executive has been employed by the Company since December 5, 2002, pursuant to the Agreement, and, except for this amendment, Executive’s employment would terminate on June 29, 2003.

      B. The parties wish to extend Executive’s employment under the Agreement until July 31, 2003.

      The parties agree as follows:

1. A Triggering Event pursuant to Section 9.2(b) of the Agreement shall have occurred on June 29, 2003, thereby entitling the Executive to receive the Consulting and Severance Package.

2. Section 12 of the Agreement is hereby revised to read in its entirety as follows:

12. Date of Termination. “Date of Termination” means the first to occur of:

12.1 July 31, 2003; or

12.2 the date of receipt of the Notice of Termination (i.e., termination for Good Reason) or any later date specified therein, as the case may be; or

12.3 Executive’s death; or

12.3 the effective date of Executive’s Disability.

2. All other provisions of the Agreement shall remain in full force and effect.

Dated:	6/21/03	/s/ JAMES R. GLYNN JAMES R. GLYNN

Dated:	6/27/03	/s/ LEWIS J. RUNCHEY INVITROGEN CORPORATION Lewis J. Runchey Vice President, Human Resources